Mitek Reports Record Third Quarter Revenue, Up 37% Year Over Year

SAN DIEGO, CA, Jul 26, 2018 - Mitek (NASDAQ: MITK, www.miteksystems.com), a global leader in mobile capture and digital identity verification solutions, today announced its financial results for the third quarter of fiscal 2018 ended June 30, 2018.

Fiscal Third Quarter 2018 Financial Highlights

•	Revenue increased 37% year over year to a record $16.1 million.

•	GAAP net loss of $(2.8) million, or $(0.08) per share.

•	Non-GAAP net income of $2.1 million, or $0.06 per diluted share.

•	Total cash and investments of $18.0 million at the end of the fiscal third quarter.

Commenting on the results, James DeBello, Chairman and CEO of Mitek, said:

“We had an excellent third quarter with revenues increasing 37% year over year, while reporting our eighteenth consecutive quarter of non-GAAP profitability. Banks, marketplaces and lenders continue to trust Mitek’s solutions to enable their digital commerce. Thanks to the team’s relentless focus on penetrating this market, we won a record number of new customers, validating the growing market opportunity for our trusted ID verification solution Mobile Verify. With the acquisition of A2iA during the quarter, we also advanced Mobile Deposit’s leading market position while accelerating the development of our next generation Identity solutions.”

Fiscal 2018 Financial Guidance

For the fiscal year ending September 30, 2018, the Company expects full year total revenue of $62 million to $63 million, which would represent growth between 37% and 39% year over year, and expects to generate a non-GAAP profit margin of approximately 15% to 16%.

Conference Call Information

Mitek management will host a conference call and live webcast for analysts and investors today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss the Company’s financial results.

To listen to the live conference call, parties in the United States and Canada should dial 888-224-1005, access code 6006182. International parties should dial +1 323-994-2093, access code 6006182. Please dial in approximately 15 minutes prior to the start of the call.

A live and archived webcast of the conference call will be accessible on the “Investor Relations” section of the Company’s website at www.miteksystems.com. In addition, a phone replay will be available approximately two hours following the end of the call and it will remain available for one week. To access the call replay dial-in information, please click here.

About Mitek

Mitek (NASDAQ: MITK) is a global leader in mobile capture and digital identity verification solutions built on the latest advancements in AI and machine learning. Mitek’s identity verification solutions enable an enterprise to verify a user’s identity during a digital transaction, which assists financial institutions, payments companies and other businesses operating in highly regulated markets in mitigating financial risk and meeting regulatory requirements while increasing revenue from digital channels. Mitek also reduces the friction in the users’ experience with advanced data prefill and automation of the onboarding process. Mitek’s innovative solutions are embedded into the apps of more than 6,100 organizations and used by more than 80 million consumers for mobile check deposit, new account opening and more. Learn more at www.miteksystems.com. [(MITK-F)]

Notice Regarding Forward-Looking Statements

Statements contained in this news release relating to the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the Company’s long-term prospects and market opportunities are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the Company’s ability to withstand negative conditions in the global economy, a lack of demand for or market acceptance of the Company’s products, the Company’s ability to continue to develop, produce and introduce innovative new products in a timely manner or the outcome of any pending or threatened litigation and the timing of the implementation and launch of the Company’s products by the Company’s signed customers.

Additional risks and uncertainties faced by the Company are contained from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (SEC), including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017 and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC’s website at www.sec.gov. Collectively, these risks and uncertainties could cause the Company’s actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Note Regarding Use of Non-GAAP Financial Measures

This news release contains non-GAAP financial measures for non-GAAP net income and non-GAAP net income per share that exclude stock compensation expenses, intellectual property litigation costs, acquisition-related costs and expenses, income tax effect of pre-tax adjustments, impact of tax reform on deferred taxes, and the cash tax difference. These financial measures are not calculated in accordance with generally accepted accounting principles (GAAP) and are not based on any comprehensive set of accounting rules or principles. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement financial statements prepared under GAAP. Management believes these non-GAAP financial measures provide a useful measure of the Company’s operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the Company’s ongoing operating performance. Further, management and the Board of Directors utilize these non-GAAP financial measures to gain a better understanding of the Company’s comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes these non-GAAP financial measures, when read in conjunction with the Company’s GAAP financial statements, are useful to investors because they provide a basis for meaningful period-to-period comparisons of the Company’s ongoing operating results, including results of operations against investor and analyst financial models, which helps identify trends in the Company’s underlying business and provides a better understanding of how management plans and measures the Company’s underlying business.

MITEK SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(amounts in thousands except share data)

	June 30, 2018	September 30, 2017
ASSETS
Current assets:
Cash and cash equivalents	$8,634	$12,289
Short-term investments	9,377	30,279
Accounts receivable, net	12,124	7,099
Other current assets	4,562	1,209
Total current assets	34,697	50,876
Long-term investments	—	3,780
Property and equipment, net	3,847	613
Goodwill and intangible assets	68,997	5,311
Deferred income tax assets	14,903	11,065
Other non-current assets	1,679	74
Total assets	$124,123	$71,719
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,853	$1,918
Accrued payroll and related taxes	6,614	3,709
Deferred revenue, current portion	4,924	3,305
Other current liabilities	4,047	602
Total current liabilities	19,438	9,534
Deferred revenue, non-current portion	246	85
Deferred income tax liabilities	8,234	—
Other non-current liabilities	1,981	692
Total liabilities	29,899	10,311
Stockholders’ equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 60,000,000 shares authorized, 37,796,705 and 33,724,392 issued and outstanding, as of June 30, 2018 and September 30, 2017, respectively	38	34
Additional paid-in capital	113,292	78,677
Accumulated other comprehensive income (loss)	(231)	147
Accumulated deficit	(18,875)	(17,450)
Total stockholders’ equity	94,224	61,408
Total liabilities and stockholders’ equity	$124,123	$71,719

MITEK SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(amounts in thousands except per share data)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2018	2017	2018	2017
Revenue
Software and hardware	$10,458	$7,464	$26,437	$21,244
SaaS, maintenance, and consulting	5,651	4,334	16,085	11,242
Total revenue	16,109	11,798	42,522	32,486
Operating costs and expenses
Cost of revenue—software and hardware	1,023	404	2,227	772
Cost of revenue—SaaS, maintenance, and consulting	1,655	778	3,785	2,131
Selling and marketing	5,740	3,487	15,863	11,029
Research and development	4,161	2,652	10,942	7,504
General and administrative	3,239	3,363	10,529	8,348
Acquisition-related costs and expenses	3,154	630	5,616	1,666
Total operating costs and expenses	18,972	11,314	48,962	31,450
Operating income (loss)	(2,863)	484	(6,440)	1,036
Other income (loss), net	(1,351)	149	(957)	281
Income (loss) before income taxes	(4,214)	633	(7,397)	1,317
Income tax benefit (provision)	1,430	(17)	(2,283)	(91)
Net income (loss)	$(2,784)	$616	$(9,680)	$1,226
Net income (loss) per share—basic	$(0.08)	$0.02	$(0.28)	$0.04
Net income (loss) per share—diluted	$(0.08)	$0.02	$(0.28)	$0.03
Shares used in calculating net income (loss) per share—basic	36,190	33,024	35,122	32,732
Shares used in calculating net income (loss) per share—diluted	36,190	35,610	35,122	35,033

MITEK SYSTEMS, INC.
NON-GAAP NET INCOME RECONCILIATION
(Unaudited)
(amounts in thousands except per share data)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2018	2017	2018	2017
Net income (loss)	$(2,784)	$616	$(9,680)	$1,226
Non-GAAP adjustments:
Acquisition-related costs and expenses(1)	4,406	630	6,868	1,666
Litigation costs	—	—	50	—
Stock compensation expense	1,980	1,637	5,927	3,945
Income tax effect of pre-tax adjustments	(1,916)	—	(3,854)	—
Impact of tax reform on deferred taxes	—	—	4,417	—
Cash tax difference(2)	421	—	1,557	—
Non-GAAP net income	2,107	2,883	5,285	6,837
Non-GAAP income per share—basic	$0.06	$0.09	$0.15	$0.21
Non-GAAP income per share—diluted	$0.06	$0.08	$0.14	$0.20
Shares used in calculating non-GAAP net income per share—basic	36,190	33,024	35,122	32,732
Shares used in calculating non-GAAP net income per share—diluted	38,097	35,610	37,095	35,033

(1)	Includes a $1.3 million foreign currency exchange remeasurement loss related to euros purchased for the A2iA acquisition during the three and nine months ended June 30, 2018.

(2)
The Company’s non-GAAP net income per share is calculated using the cash tax rate of 3%. The estimated cash tax rate is the estimated tax payable on the Company’s tax returns as a percentage of estimated annual non-GAAP pre-tax net income. The Company uses an estimated cash tax rate to adjust for the historical variation in the effective book tax rate associated with the reversal of valuation allowances, the utilization of research and development tax credits, and the utilization of loss carryforwards which currently have an overall effect of reducing taxes payable. The Company believes that the cash tax rate provides a more transparent view of the Company’s operating results. The Company’s effective tax rate used for the purposes of calculating GAAP net loss for the three and nine months ended June 30, 2018 was 34% and negative 31%, respectively.

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Investor Contact:
Todd Kehrli or Jim Byers
MKR Group, Inc.
mitk@mkr-group.com